UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

In press releases dated December 5 and December 7, 2016, ARIAD Pharmaceuticals, Inc. (“the Company) announced data on its investigational anaplastic lymphoma kinase (ALK) inhibitor, brigatinib, presented at the International Association for the Study of Lung Cancer (IASLC) 17th World Conference on Lung Cancer in Vienna.

In the press release dated December 5, 2016, the Company announced data presented from the ongoing Phase 1/2 and pivotal ALTA trials of brigatinib in patients with ALK-positive (ALK+) non-small cell lung cancer (NSCLC) and intracranial central nervous system (CNS) metastases. These data showed that in patients with measurable brain metastases, the confirmed intracranial objective response rate (ORR) was 53 percent in the Phase 1/2 trial, and the confirmed intracranial ORR was 67 percent in Arm B (brigatinib 180 mg with seven-day lead-in at 90 mg once daily) in the ALTA trial. Median intracranial progression-free survival (PFS) in ALTA Arm B was 18.4 months. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In the press release dated December 7, 2016, the Company announced data presented from the pivotal ALTA trial of brigatinib in ALK+ NSCLC patients who had experienced disease progression on crizotinib therapy. These data showed that, as of May 31, 2016, of patients on the 180-mg regimen with a median follow-up of 11 months, 55 percent achieved confirmed objective response as assessed by the investigator. In this arm, the median progression-free survival (PFS) was 15.6 months in this post-crizotinib setting, by both investigator and independent review committee (IRC) assessment. Additionally, in this arm, 67 percent of patients with measurable brain metastases achieved a confirmed intracranial objective response, and intracranial PFS was 18.4 months among patients with any brain metastases at baseline. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

In addition, in a press release dated December 6, 2016, the Company also announced results of clinical and translational studies on Iclusig® (ponatinib), its approved BCR-ABL inhibitor, in heavily pretreated patients with resistant or intolerant chronic myeloid leukemia (CML) or Philadelphia chromosome-positive acute lymphoblastic leukemia (Ph+ ALL) that were featured in an oral and two poster presentations at the 57th Annual Meeting of the American Society of Hematology (ASH) in San Diego. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit	Description
99.1	Press release dated December 5, 2016
99.2	Press release dated December 6, 2016
99.3	Press release dated December 7, 2016

The press releases may contain hypertext links to information on our websites.  The information on our websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Executive Vice President, Chief Financial Officer

Date:	December 8, 2016

Exhibit List.

Exhibit	Description

99.1	Press release dated December 5, 2016
99.2	Press release dated December 6, 2016
99.3	Press release dated December 7, 2016